SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securitites Exchange Act of 1934

Date of Report
(Date of earliest event reported):  September 19, 2001

SUN INTERNATIONAL NORTH AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4748	59-0763055
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1415 E Sunrise Boulevard
Fort Lauderdale, Florida 33304
(Address of principal executive offices and Zip code)

(954) 713-2500
(Registrant's telephone number, including area code)

Item 5 - Other Events

Effective September 19, 2001, the registrant, along with its parent, Sun International Hotels Limited ("SIHL"), as co-issuers, amended the indentures to their 8.875% Senior Subordinated Notes due 2011, the 9% Senior Subordinated Notes due 2007 and the 8.625% Senior Subordinated Notes due 2007 (collectively the "Senior Notes"). Pursuant to these supplemental indentures, all of the wholly-owned subsidiaries of SIHL are guarantors of the Senior Notes.

Attached herewith as exhibits are the Forms of Supplemental Indenture with respect to each of the Senior Notes, between the registrant and SIHL, certain guarantors, and the Bank of New York, as trustee.

Item 7(c) - Exhibits

The following exhibits are filed as part of this report:

99 (a)	Supplemental Indenture dated as of September 19, 2001 to Indenture dated as of August 14, 2001 to the 8.875% $200,000,000 Senior Subordinated Notes due 2011
99 (b)	Supplemental Indenture dated as of September 19, 2001 to Indenture dated as of March 10, 1997 to the 9% $200,000,000 Senior Subordinated Notes due 2007
99 (c)	Supplemental Indenture dated as of September 19, 2001 to Indenture dated as of December 10, 1997 to the 8.625% $100,000,000 Senior Subordinated Notes due 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	September 19, 2001	SUN INTERNATIONAL NORTH AMERICA, INC.
		By:	/s/John R. Allison
		Name:	John R. Allison
		Title:	Executive Vice President - Finance
Chief Financial Officer